Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $450,000,000 principal amount of its 3.25% First Mortgage Bonds due 2046, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-195496-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated August 1, 2016 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$44,963
Services of Independent Registered Public Accounting Firms	55,000
Trustee Fees and Expenses	12,000
Legal Fees and Expenses	40,000
Rating Agency Fees	677,750
Printing and Delivery Expenses	8,000
Miscellaneous Expenses	12,000
Total	$849,713